Exhibit 99.1

THE PRICELINE GROUP INC. 1999 OMNIBUS PLAN
PERFORMANCE SHARE UNIT AGREEMENT
THIS PERFORMANCE SHARE UNIT AGREEMENT (this “Agreement”) is made by and between Booking Holdings Inc. (f/k/a The Priceline Group Inc.), a Delaware corporation, with its principal United States office at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the “Company”), and the Participant, as of the Grant Date in 2018, which is provided on the web portal of the secure third-party vendor website used by the Company (to be referred to herein as the “Grant Summary”) for the administration of The Priceline Group Inc. 1999 Omnibus Plan, as amended (the “Plan”). Pursuant to the terms of the Plan, the Compensation Committee of the Board (the “Committee”) has authorized this Agreement and approved the grant of Performance Share Units evidenced hereby.
Unless otherwise indicated, any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Plan.

1.	Definitions
(a)    “Adjusted Stock-Based Compensation Expense” shall mean the sum of (i) the stock-based compensation expense for the applicable period related to performance share units assuming all such awards had a vesting factor of one and (ii) the actual stock-based compensation expense for the applicable period related to all equity awards other than performance share units, less (y) any reduction to stock-based compensation expense in the applicable period related to the reversal of prior-period stock-based compensation expense resulting from award forfeitures and (z) any increase in stock-based compensation expense in the applicable period related to the acceleration of future-period stock-based compensation expense resulting from early or accelerated vesting of the award.
(b)    “Cause” shall mean (i) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) the willful engaging by the Participant in misconduct which is materially injurious to the Company; (iii) the commission by the Participant of a felony; (iv) the willful and material violation by the Participant of any Company code of conduct; (v) the commission by the Participant of a crime against the Company which is materially injurious to the Company; (vi) a material breach by the Participant of any non-competition, non-solicitation, or other restrictive covenant that the Participant has entered into with the Company or a Subsidiary; or (vii) the willful and material breach by the Participant of any confidentiality agreement that the Participant has entered into with the Company or a Subsidiary. For purposes of this Section 1(b), no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.
(c)    “Company” shall mean Booking Holdings Inc. (f/k/a The Priceline Group Inc.) and any of its Subsidiaries and Affiliates.

(d)    “Consolidated Adjusted EBITDA” shall mean the Company’s operating income, excluding depreciation and amortization expense and including the impact of foreign currency transactions and other expense, all determined in accordance with U.S. GAAP (except as provided below), adjusted for the impact of those items excluded from and/or included in the non-GAAP financial metric “Adjusted EBITDA,” as publicly disclosed annually or quarterly, as applicable, by the Company in connection with the Company’s annual and quarterly earnings announcements and as could be further adjusted as described below. Consolidated Adjusted EBITDA as publicly disclosed typically excludes and/or includes items that are, among other things, non-cash in nature, or related to unusual or non-recurring events, or in response to changes in laws or regulations, or to account for gains, losses or expenses determined to be extraordinary or unusual in nature or infrequent in occurrence, or are unpredictable as to amount or timing, not driven by core operating results and render comparisons with prior periods less meaningful, or related to the acquisition of a business or a segment of a business or the disposition of a business or a segment of a business (including associated legal, accounting, banker or other third-party fees, filing fees and other transaction costs), or related to a change in accounting principles. Consolidated Adjusted EBITDA shall also be adjusted (except to the extent Consolidated Adjusted EBITDA already reflects the following adjustments) (i) to exclude, to the extent reasonably quantifiable or estimable in good faith by the Company, the financial results from any acquisition of a business or a segment of a business or to include the prospective forecasted results for any disposition of a business or a segment of a business consummated during the Performance Period, (ii) to exclude the impact of unrealized gains or losses on all investments to the extent recorded in the income statement, (iii) to exclude the on-going impact of changes in accounting principles; (iv) to exclude actual stock-based compensation expense but include Adjusted Stock-Based Compensation Expense; and (v) to treat all internally developed software costs (including any associated third party costs) incurred and capitalized in the applicable period as an expense of the applicable period. Without limiting the generality of the foregoing, it is anticipated that a “business” or “segment of a business” would typically involve more than an asset (such as a URL) or group of assets (such as a set of patents), and would generally include the generation of profits/losses, employees and some amount of goodwill. Notwithstanding the foregoing, in determining Consolidated Adjusted EBITDA, the Committee shall have the authority to make additional adjustments that it considers, in its good faith judgment, necessary or appropriate to maintain the intent and principles consistent with the foregoing adjustments. Due to the fact that Consolidated Adjusted EBITDA is comprised of items denominated in several foreign currencies, for purposes of expressing Consolidated Adjusted EBITDA in the single currency of U.S. dollars, the Committee shall have designated, on or before the Grant Date, (A) the portions of the Consolidated Adjusted EBITDA attributable to select Company businesses that shall be considered attributed to amounts denominated in various select currencies and (B) fixed exchange rates between such currencies and the U.S. dollar, as established for the Performance Period, to calculate the Consolidated Adjusted EBITDA hereunder in U.S. dollars.
(e)    “Continuous Service” shall mean the Participant’s service with the Company or any Subsidiary or Affiliate whether as an employee, director or consultant, which is not interrupted or terminated.

(f)    “Cumulative Consolidated Adjusted EBITDA” shall mean the Consolidated Adjusted EBITDA during the Performance Period, calculated on a cumulative basis, net of any losses.
(g)    “Determination Date” shall mean March 4, 2021.
(h)    “Disability” shall mean that (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.
(i)    “Good Reason” shall mean (i) a material diminution in the Participant’s authority, duties, title, reporting structure or responsibilities, (ii) relocation of the Company’s executive office in Norwalk, Connecticut to a location more than thirty-five (35) miles from its current location or more than thirty-five (35) miles further from the Participant’s residence at the time of relocation, or (iii) any material breach by the Company of an employment agreement, if any, that is in effect at any time between the Participant and the Company.
Before a termination by the Participant will constitute termination for Good Reason, the Participant must give the Company a Notice of Good Reason within ninety (90) calendar days following the occurrence of the event that constitutes Good Reason. Failure to provide such Notice of Good Reason within such 90-day period shall be conclusive proof that the Participant shall not have Good Reason to terminate employment by reason of such occurrence.
Good Reason shall exist only if (A) the Company fails to remedy the event or events constituting Good Reason within thirty (30) calendar days after receipt of the Notice of Good Reason from the Participant and (B) the Participant terminates his or her employment within sixty (60) days after the end of the period set forth in clause (A) above.
(j)    “Notice of Good Reason” means a written notice by the Participant to the Company which sets forth in reasonable detail the specific reason for a termination of employment for Good Reason and the facts and circumstances claimed to provide a basis for such termination and is provided to the Company in accordance with the terms set forth in Section 1(i) hereof.
(k)    “Performance Period” shall mean the period commencing on January 1, 2018 and ending on December 31, 2020.
(l)    “Stock” shall mean shares of common stock, par value $0.008, of the Company.
(m)    “Target Amount” shall have the meaning given such term under Section 2.
(n)    “Vesting Factor” means the factor by which to multiply the Target Amount determined in accordance with the following table:

If the Cumulative Consolidated Adjusted EBITDA for the Performance Period is:	Then the Vesting Factor or Vesting Factor Range is:
Less than $__________ million	0x
Equal to or greater than $__________ million, but less than $__________ million	0x to 1x
Equal to or greater than $__________ million, but less than $__________ million	1x
Equal to or greater than $__________ million, but less than $__________ million	1x to 2x
Equal to or greater than $__________ million	2x

2.	The Grant
Subject to the terms and conditions set forth herein, the Participant has been granted on the Grant Date in 2018 the number of Performance Share Units as indicated on the Grant Summary for the corresponding Grant Date in 2018 (the “Target Amount”).

3.	Vesting; Effect of Termination of Continuous Service; Change in Control
(a)    Vesting at the Determination Date. If the Participant remains in Continuous Service through and including the Determination Date and no Change in Control occurs prior to the Determination Date, then the Participant shall be entitled to receive a number of shares of Stock determined by multiplying the Target Amount by the Applicable Vesting Factor. The “Applicable Vesting Factor” shall be equal to either (i) the sole Vesting Factor that corresponds to the actual Cumulative Consolidated Adjusted EBITDA set forth in the table in Section 1(n) above in the event there is no Vesting Factor Range, or (ii) if there is a Vesting Factor Range, the sum of (A) the lowest Vesting Factor in the applicable Vesting Factor Range that corresponds to the actual Cumulative Consolidated Adjusted EBITDA set forth in the table in Section 1(n) above, plus (B) the ProRata Vesting Factor Increase. The “ProRata Vesting Factor Increase” is the quotient of (1) the excess of the actual Cumulative Consolidated Adjusted EBITDA over the lowest Cumulative Consolidated Adjusted EBITDA in the range of numbers in which the actual Cumulative Consolidated Adjusted EBITDA falls (set forth in the table in Section 1(n) above), divided by (2) the result of a fraction, the numerator of which is the difference between the lowest and highest Cumulative Consolidated Adjusted EBITDA in the range of numbers in which the actual Cumulative Consolidated Adjusted EBITDA falls (set forth in the table in Section 1(n) above), and the denominator of which is the difference between the lowest and highest applicable Vesting Factor in the applicable Vesting Factor Range (set forth in the table in Section 1(n) above). All shares of Stock to be issued to the Participant under this Section 3(a), if any, shall be issued to the Participant as soon as practicable after the Determination Date but in no event later than March 15, 2021.
(b)    Termination for Cause. If, prior to the Determination Date, the Participant’s Continuous Service is (i) terminated by the Company for Cause or (ii) voluntarily terminated by the Participant other than on account of Good Reason, death or Disability, then the Participant shall receive no shares of Stock under this Agreement. For purposes of this Agreement, “Cause” shall have the meaning set forth in Section 1(b) of this Agreement.
(c)    Termination Prior to a Change in Control. If, prior to the Determination Date and prior to a Change in Control, the Participant’s Continuous Service is terminated by the Company other than for Cause or by the Participant on account of Good Reason, death or Disability, then the Participant’s Performance Share Unit number shall be determined (or that of the Participant’s designated beneficiary in the event of the Participant’s death) in accordance with Exhibit 1, and the Participant shall at the time of such termination be vested in a number of shares of Stock determined by the product of (i) such Performance Share Unit number, as determined in accordance with Exhibit 1 as of the date of termination, multiplied by (ii) a fraction, the numerator of which is the number of days completed since the Grant Date in 2018 as of the date of such termination, and the denominator of which is the number of days from the Grant Date (including such date) until the Determination Date (excluding such date). Subject to Section 3(f), all shares of Stock to be issued to the Participant under this Section 3(c), if any, shall be issued to the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) as soon as practicable after the Participant’s Continuous Service is terminated but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service is terminated (or, if the Participant’s Continuous Service is terminated on or after January 1, 2021, March 15, 2021).
(d)    Change in Control. If a Change in Control occurs prior to the Determination Date and the Participant remains in Continuous Service through and including the Determination Date, then, subject to Sections 6(c) and 6(d), the Participant’s Performance Share Unit number shall be determined in accordance with Exhibit 1, and the Participant shall be vested on the Determination Date in the sum of (i) a number of shares of Stock determined by multiplying such Performance Share Unit number, as determined in accordance with Exhibit 1 as of the date of the Change in Control, by a fraction, the numerator of which is the number of days completed since the Grant Date in 2018 as of the date of such Change in Control, and the denominator of which is the number of days from the Grant Date (including such date) until the Determination Date (excluding such date), and (ii) a number of shares of Stock equal to the product of the Target Amount, multiplied by a fraction, the numerator of which is the number of days that have been completed during the period commencing on the Change in Control and ending on the Determination Date, and the denominator of which is the number of days from the Grant Date (including such date) until the Determination Date (excluding such date). All shares of Stock to be issued to the Participant under this Section 3(d), if any, shall be issued to the Participant as soon as practicable after the Determination Date but in no event later than March 15, 2021.
(e)    Termination Coincident with or Following a Change in Control. If a Change in Control occurs prior to the Determination Date, and the Participant’s Continuous Service is terminated prior to the Determination Date in connection with such Change in Control or following such Change in Control by the Company other than for Cause or by the Participant on account of Good Reason, death or Disability, then, subject to Sections 6(c) and 6(d), the Participant’s Performance Share Unit number (or that of the Participant’s designated beneficiary in the event of the Participant’s death) shall be determined in accordance with Exhibit 1, and the Participant shall be vested at the time of such termination in the sum of (i) a number of shares of Stock determined by multiplying such Performance Share Unit number, as determined in accordance with Exhibit 1 as of the date of the Change in Control, by a fraction, the numerator of which is the number of days completed since the Grant Date in 2018 as of the effective date of such Change in Control, and the denominator of which is the number of days from the Grant Date (including such date) until the Determination Date (excluding such date), and (ii) a number of shares of Stock equal to the product of the Target Amount, multiplied by a fraction, the numerator of which is the number of days that have been completed during the period commencing on the effective date of the Change in Control and ending on the date of such termination, and the denominator of which is the number of days from the Grant Date (including such date) until the Determination Date (excluding such date). Subject to Section 3(f), all shares of Stock to be issued to the Participant under this Section 3(e) as a result of the Participant’s termination of Continuous Service on or after the effective date of the Change in Control, if any, shall be issued to the Participant (or the Participant’s designated beneficiary in the event of the Participant’s death) as soon as practicable after the Participant’s Continuous Service is terminated but in no event later than March 15 of the calendar year following the calendar year in which the Participant’s Continuous Service is terminated (or, if the Participant’s Continuous Service is terminated on or after January 1, 2021, March 15, 2021).
(f)    Notwithstanding anything in this Agreement to the contrary, if (i) the Participant is a “specified employee” (within the meaning of Section 409A of the Code), (ii) the issuance of the shares of Stock pursuant to Sections 3(c) or 3(e) is considered to be a “deferral of compensation” (as such phrase is defined for purposes of Section 409A of the Code) and (iii) such issuance is made by reason of the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code), then the Participant’s date of issuance of the shares of Stock shall be the date that is the first day of the seventh month after the date of the Participant’s separation from service.
(g)    For purposes of calculations made under this Section 3, results shall be rounded to the nearest 100th using the common rounding method (i.e., increase the last digit by 1 if the next digit is 5 or more).
(h)    If, in connection with the implementation of a loyalty point expiration policy by the Company’s OpenTable business during the Performance Period and prior to the Determination Date, such policy results in an increase in Consolidated Adjusted EBITDA, by accepting the Performance Share Units evidenced hereby, the Participant hereby: (i) consents to any action taken by the Committee, in its sole discretion, to increase the Cumulative Consolidated Adjusted EBITDA values set forth in the table in Section 1(n) and as calculated pursuant to Exhibit 1 of this Agreement to adjust for some or all of the increase in Consolidated Adjusted EBITDA, and (ii) acknowledges and agrees that no further consent will be sought from the Participant for such adjustments.

4.	Nontransferability of Grant
Except as otherwise provided herein or in the Plan, no Performance Share Units shall be assigned, negotiated, pledged, or hypothecated in any way or be subject to execution, attachment or similar process. No transfer of the Participant’s rights with respect to such Performance Share Units, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.

Immediately upon any attempt to transfer such rights, such Performance Share Units, and all of the rights related thereto, shall be forfeited by the Participant.

5.	Distribution and Voting Rights
Performance Share Units shall have no distribution, dividend or voting rights, and the Participant will have no rights as a stockholder of the Company by virtue of any Performance Share Unit awarded to the Participant until shares of Stock, if any, are issued to the Participant as described in this Agreement.

6.	Stock; Adjustment Upon Certain Events
(a)    Stock to be issued under this Agreement, if any, shall be made available, at the discretion of the Board, either from authorized but unissued Stock, from issued Stock reacquired by the Company or from Stock purchased by the Company on the open market specifically for this purpose.
(b)    The existence of this Agreement and the Performance Share Units granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or any affiliate, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or any affiliate or sale or transfer of all or part of the assets or business of the Company or any affiliate, or any other corporate act or proceeding.
(c)    Upon a Change in Control, the purchaser(s) of the Company’s assets or stock or the surviving entity in a merger or consolidation may, in his, her or its discretion, deliver to the Participant the same kind of consideration that is delivered to the stockholders of the Company as a result of such Change in Control, or the Board may cancel all outstanding Performance Share Units in exchange for consideration in cash or in kind which consideration in both cases shall be determined by the Board.
(d)    In the event of any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event that affects the Stock such that an adjustment is required in order to prevent dilution or enlargement of the rights of holders of Performance Share Units under the Plan, then the Committee shall make such equitable changes or adjustments to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with the Performance Share Units granted under the Plan, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Performance Share Units, (iii) performance targets, and (iv) any individual limitations applicable to the Performance Share Units granted under the Plan.

7.	Determinations

The Committee (by proper delegation or otherwise) shall determine the extent to which an award has been earned, if at all, in accordance with Section 3 of this Agreement on or prior to the Determination Date. Such determination and all other determinations, interpretations or other actions made or taken pursuant to the provisions of this Agreement by the Committee in good faith shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participant and the Company, and their respective heirs, executors, administrators, personal representatives and other successors in interest.

8.	Other Conditions
The transfer of any Stock under this Agreement, if any, shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Stock is traded.

9.	Subject to Clawback Policy
Notwithstanding anything in this Agreement to the contrary, the Performance Share Units covered by this Agreement are subject to the terms and provisions of the Company’s clawback policies as may be in effect from time to time to the extent provided for under such policies.

10.	Withholding Taxes
The Participant shall be liable for any and all taxes and contributions of any kind required by law to be withheld or made with respect to the delivery of any shares of Stock under this Agreement. Unless the Committee determines otherwise, the Participant’s employer shall withhold from the total number of shares of Stock the Participant is to receive on a determination date a number of shares that has a total value equal to the amount necessary to satisfy any and all such obligations.

11.	Distribution of Stock
Subject to Section 8, the Company shall cause the Participant to be the record owner of any shares of Stock that the Participant becomes entitled to receive under this Agreement in accordance with the payment terms described in Section 3.

12.	Incorporation of the Plan
The Plan, as it exists on the date of this Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Performance Share Units and this Agreement shall be subject to all terms and conditions of the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.

13.	Miscellaneous

(a)    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. Subject to Sections 6(c) and 6(d), the Company shall assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, and will require such successor to expressly assume and agree in writing to perform this Agreement. Notwithstanding the foregoing, this Agreement may not be assigned by the Participant.
(b)    The Participant acknowledges that the Company intends for the information contained in Section 1(n) and Exhibit 1 hereof to remain confidential. Notwithstanding any other provision hereof, the Participant’s entitlement to any award or payment hereunder is contingent upon the Participant maintaining the confidentiality of the information contained in Section 1(n) and Exhibit 1. The Participant agrees that he or she shall not disclose or cause the disclosure of such information and shall hold such information confidential.
(c)    No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participant. This Agreement shall be administered in a manner consistent with this intent. References to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
(d)    This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.
(e)    The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
(f)    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
(g)    The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.
(h)    All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to its principal office, attention of the Company’s General Counsel.

(i)    The Plan, this Agreement and the Grant Summary constitute the entire agreement and understanding between the parties with respect to the matters described herein and supersede all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.
(j)    This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the state of Delaware without reference to principles of conflict of laws.
(k)    The Company represents and warrants that it is duly authorized by its Board and/or the Committee (and by any other person or body whose authorization is required) to enter into this Agreement, that there is no agreement or other legal restriction which would prevent it from entering into, and carrying out its obligations under, this Agreement, and that the officer signing this Agreement is duly authorized and empowered to sign this Agreement on behalf of the Company.
(l)    Notwithstanding anything in this Agreement or any other agreement with the Company or a Subsidiary, nothing shall limit the Participant’s rights under applicable law to provide truthful information to any governmental entity or to file a charge with or participate in an investigation conducted by any governmental entity.

IN WITNESS WHEREOF, this Agreement has been executed by the Company as of the Grant Date in 2018 as set forth on the Grant Summary.
BOOKING HOLDINGS INC.

Glenn D. Fogel
Chief Executive Officer and President

Exhibit 1

The Performance Share Unit number shall be determined in accordance with this Exhibit 1 if, prior to the Determination Date, a Change in Control occurs and/or the Participant’s Continuous Service terminates (either such event, a “Mid-Period Vesting Factor Event”). For the avoidance of doubt, if no Mid-Period Vesting Factor Event occurs prior to the Determination Date, the Performance Share Unit number shall be determined in accordance with the table in Section 1(n) hereof. If a Mid-Period Vesting Factor Event occurs, the Participant’s Performance Share Unit number shall be determined pursuant to this Exhibit 1 as of the most recent fiscal quarter for which the Company’s financial results have been publicly reported. Such Performance Share Unit number shall be equal to the product of (1) the Target Amount, multiplied by (2) a mid-period vesting factor.

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For Mid-Period Vesting Factor Events that occur during the period from the Date of Grant until the date the Company files its quarterly report on Form 10-Q with the Securities and Exchange Commission (the “SEC”) for the quarterly period ending March 31, 2019 (the “Initial 10-Q Filing Date”), the mid-period vesting factor will be either (a) the sole Mid-Period Vesting Factor under the column with the heading “Mid-Period Vesting Factor or Vesting Factor Range” in the chart below corresponding to the actual Cumulative Consolidated Adjusted EBITDA per applicable quarter for which the determination is made in the event there is no Vesting Factor Range or (b) if there is a Vesting Factor Range, the ProRata Mid-Period Vesting Factor.

The “ProRata Mid-Period Vesting Factor” means the quotient of (1) the excess of the actual Cumulative Consolidated Adjusted EBITDA over the lowest Cumulative Consolidated Adjusted EBITDA within the specified range per the applicable quarter for which the determination is made, divided by (2) the difference between the lowest and highest Cumulative Consolidated Adjusted EBITDA within such specified range per the applicable quarter for which the determination is made.

•
For Mid-Period Vesting Factor Events that occur during the period from (and including) the Initial 10-Q Filing Date until (but excluding) the Determination Date, the mid-period vesting factor will be the number that is (1) determined by the Company by reference to Accounting Standard Codification 718 and intended to estimate the Applicable Vesting Factor that would have applied had the Participant remained in Continuous Service until the Determination Date and (2) used in the preparation of the Company’s most recent fiscal quarter’s financial statements prepared in accordance with Generally Accepted Accounting Principles (GAAP) for purposes of calculating the Company’s stock-based compensation expense with respect to this Performance Share Unit award and filed with the SEC on a date closest in time prior to the date on which the Mid-Period Vesting Factor Event occurs.

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